United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2008

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 Huntington Quadrangle, Suite 200S, Melville, New York	11747-4627
(Address of principal executive offices)	(Zip Code)

(631) 501-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

AGREEMENT TO SEPARATE CARECENTRIX BUSINESS

On August 20, 2008, Gentiva Health Services, Inc. (the "Company") entered into a Stock Purchase Agreement with Gentiva Health Services Holding Corp., a wholly-owned subsidiary of the Company ("Seller"), and CCX Holdings LLC, a wholly-owned subsidiary of Water Street Healthcare Partners II, L.P. (“Buyer”), concerning the sale of a majority interest in the Company’s CareCentrix ancillary care benefit management business, which is operated through Gentiva CareCentrix, Inc. (“CareCentrix”) and Gentiva Health Services IPA, Inc. (“IPA”). Pursuant to the Stock Purchase Agreement, and subject to the terms and conditions set forth therein, a restructuring involving CareCentrix and IPA will precede the sale. The restructuring will take place in two steps: (i) CareCentrix will redeem a portion of its outstanding shares of capital stock from Seller for a redemption note in a principal amount of $38 million and a subordinated note in a principal amount of $25 million, and (ii) Seller will contribute all of its remaining shares of capital stock of CareCentrix and all of the capital stock of IPA to CareCentrix Holdings Inc., a wholly-owned subsidiary of Seller (“Holdco”). Following the restructuring, the sale will be effected by a merger of a wholly-owned subsidiary of Buyer into CareCentrix, the payment of the principal amount of the redemption note to Seller and the sale of 69% of the common and preferred shares of stock of Holdco to Buyer.

The parties have valued the transaction at approximately $147 million. The terms of the Stock Purchase Agreement provide that Seller will receive $84 million in cash through the payment of the principal amount of the redemption note and in consideration of the transfer of 69% of the capital stock of Holdco to Buyer. As part of the restructuring, CareCentrix will deliver the subordinated note payable to Seller in a principal amount of $25 million. Seller will retain 31% of the shares of capital stock of Holdco having an ascribed value of $26 million. Buyer will pay (or cause to be paid by CareCentrix) transaction expenses, including certain expenses of the Company, in the amount of $7 million. As a result of the transaction, the cash balance of CareCentrix will be increased by $5 million to fund future acquisitions or operating requirements of CareCentrix.

The subordinated note will earn interest at an annual rate of 10% and will be subordinated to senior debt of CareCentrix in the approximate amount of $38 million, which will be put in place to fund in part the cash requirements of the transaction. The subordinated note will mature six months after the maturity of the senior debt. Of the capital stock to be retained by the Company, 90% will be in the form of a new series of preferred stock, with a cumulative dividend that will accrue at 12% per annum, with the balance in the form of common stock.

The Stock Purchase Agreement contains customary representations and warranties and provides for indemnification of Buyer by the Company for certain matters, including if such representations and warranties are inaccurate or breached, subject to certain time and dollar limitations. The Stock Purchase Agreement also contains covenants, including, among others, covenants by the Company related to the conduct of the business between the signing of the

Stock Purchase Agreement and completion of the transaction. The closing of the transaction is subject to the satisfaction of customary closing conditions, including the execution by the parties to the Stock Purchase Agreement and certain affiliates of a stockholders’ agreement, registration agreement, management services agreement, non-competition agreement and transition services agreement. The closing of the transaction is expected to occur by the end of the Company’s third quarter.

The Stock Purchase Agreement is attached to this report as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the text of the Stock Purchase Agreement.

The Stock Purchase Agreement has been included to provide shareholders and investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or businesses. The Stock Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Stock Purchase Agreement. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders and investors. For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

CREDIT AGREEMENT AMENDMENT

On August 20, 2008, the Company and Lehman Commercial Paper Inc. (the “Administrative Agent”) entered into an amendment (the “Credit Agreement Amendment”) of that certain Credit Agreement, dated as of February 28, 2006, by and among the Company, the Administrative Agent, the lenders from time to time party thereto and Lehman Brothers Inc., as sole lead arranger (the “Credit Agreement”, as amended by the Amendment, the “Amended Credit Agreement”). The Amended Credit Agreement permits Seller to divest a portion of its shares of capital stock of CareCentrix and IPA to Buyer and requires the Company to apply a portion of the $84 million of cash proceeds from the divestiture to prepay $58.0 million of the term loans made to the Company under the Credit Agreement.

The Credit Agreement Amendment is attached to this report as Exhibit 2.2. The foregoing description is qualified in its entirety by reference to the text of the Amendment.

CIGNA AGREEMENT AMENDMENT

On August 20, 2008, CareCentrix and CIGNA Health Corporation ("CIGNA") entered into a Tenth Amendment, dated August 20, 2008 (the "MCA Agreement Amendment"), to the Managed Care Alliance Agreement between CareCentrix and CIGNA dated as of January 1, 2004, as previously amended (the "MCA Agreement"). The MCA Agreement Amendment extends the term of the MCA Agreement to January 31, 2014 with automatic renewals thereafter for successive one year terms unless and until either party provides at least 90 days’ written notice of its election not to renew prior to the beginning of the next term.

The MCA Agreement Amendment adds a comparative pricing provision for CIGNA with regards to contracts with other payors for health care coverage products excluding certain governmental payors. Under the MCA Agreement Amendment, CIGNA agrees to continue to work on a best efforts basis to transition the Great-West members under the current CIGNA contract for the balance of 2008. Also, under the MCA Agreement Amendment, the parties agree to finalize the work underway by both parties to provide better transparency on certain fee-for-service reimbursement. Finally, the MCA Agreement Amendment modifies the fee-for-service pricing and amends the termination for cause provision.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are furnished herewith pursuant to Item 2.01:
Exhibit No.	Description

2.1	Stock Purchase Agreement by and among CCX Holdings LLC, Gentiva Health Services, Inc. and Gentiva Health Services Holding Corp., dated as of August 20, 2008.
2.2	First Amendment to Credit Agreement between Gentiva Health Services, Inc. and Lehman Commercial Paper Inc., dated as of August 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)

/s/ Stephen B. Paige
Stephen B. Paige Senior Vice President, General Counsel and Secretary

Date:  August 26, 2008

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement by and among CCX Holdings LLC, Gentiva Health Services, Inc. and Gentiva Health Services Holding Corp., dated as of August 20, 2008.

2.2	First Amendment to Credit Agreement between Gentiva Health Services, Inc. and Lehman Commercial Paper Inc., dated as of August 20, 2008.

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